                                                                    EXHIBIT 10.1

Note: Redacted portions have been marked with (***). The redacted portions are subject to a request for confidential treatment that will be promptly filed with the Securities and Exchange Commission.

                              AMENDED AND RESTATED

                              PROCUREMENT AGREEMENT

                                     BETWEEN

                        QWEST COMMUNICATIONS CORPORATION

                                       AND

                                  TELLIUM, INC.

                                TABLE OF CONTENTS

1.  DEFINITIONS ...............................................................4

2.  SCOPE .....................................................................9

3.  SUPPLIER OBLIGATIONS .....................................................11

4.  QWEST OBLIGATIONS ........................................................12

5.  GOVERNANCE ...............................................................12

6.  PRICING ..................................................................13

7.  ORDERING .................................................................13

8.  DELIVERY AND SHIPMENT ....................................................14

9.  PAYMENT TERMS ............................................................16

10. PRODUCT REQUIREMENTS .....................................................16

11. CHANGES IN THE WORK ......................................................18

12. (***) AND ACCEPTANCE .....................................................19

13. SOFTWARE .................................................................21

15. INFRINGEMENT WARRANTY AND INDEMNITY ......................................25

16. KNOW HOW AND NEW TECHNOLOGY ..............................................26

17. WARRANTY .................................................................26

18. GENERAL INDEMNITY ........................................................29

20. CONFIDENTIALITY ..........................................................30

21. TERMINATION, SURVIVAL ....................................................31

22. FORCE MAJEURE ............................................................33

23. JOINT WORK PRODUCT .......................................................33

24. ASSIGNMENT ...............................................................34

25. DISPUTES .................................................................34

26. RELATIONSHIP OF THE PARTIES ..............................................35

27. AMENDMENT ................................................................35

28. COMPLIANCE WITH LAWS .....................................................36

30. NO WAIVER ................................................................36

31. SEVERABILITY .............................................................37

32. COUNTERPARTS .............................................................37

33. CHOICE OF LAW ............................................................37

34. REMEDIES .................................................................37

35. IMMIGRATION REFORM AND CONTROL ACT .......................................37

36. IMPORT/EXPORT ............................................................38

37. PUBLICITY ................................................................38

38. NOTICES ..................................................................38

39. INSURANCE REQUIREMENTS ...................................................39

40. ORDER OF PRECEDENCE ......................................................40

41. ENTIRE AGREEMENT .........................................................40

SCHEDULE A ...................................................................43

APPROVED AFFILIATES ..........................................................43

SCHEDULE B - PURCHASE ORDER ..................................................44

SCHEDULE C - PRODUCT PRICE LIST ..............................................45

SCHEDULE E - TRAINING ........................................................50

SCHEDULE F - AURORA OPTICAL SWITCH RELEASE TEST PLAN .........................52

SCHEDULE G - TECHNICAL SUPPORT SERVICES ......................................53

SCHEDULE H - TELLIUM REPAIR AND RETURN POLICY ................................57

SCHEDULE I - SOFTWARE MAINTENANCE AGREEMENT ..................................58

SCHEDULE J - TELLIUM PRODUCT ROLL-OUT SCHEDULE ...............................59

                   AMENDED AND RESTATED PROCUREMENT AGREEMENT

     This amended and restated procurement agreement is made and entered into as of December 14, 2001 (the "Effective Date") by and between Tellium, Inc.("Supplier"), a Delaware corporation, with a place of business at 2 Crescent Place, Oceanport, NJ 07757, and Qwest Communications Corporation, a Delaware corporation, having its principal offices and place of business at 1801 California Street, Denver, Colorado 80202 ("Qwest") (Supplier and Qwest each being referred to herein as a "Party" and collectively as the "Parties").

     WHEREAS, the Parties entered into a Procurement Agreement as of September 1, 2000, and amended such Procurement Agreement in the First Amendment to the Procurement Agreement on April 10, 2001 (together, the "Existing Agreement");

     WHEREAS, prior to the Effective Date hereof and under the Existing Agreement Qwest has purchased services, products and equipment of Supplier (the "Existing Products") in exchange for which Qwest has paid and Supplier has received a payment of (***);

     WHEREAS, the Parties now desire to amend and restate the Existing Agreement by this Agreement to, among other things, modify the purchase commitment of Qwest in connection with the (cancellation) of certain warrants to acquire shares of Supplier;

     WHEREAS, the Parties intend that this Agreement, as defined below, is and completely describes the sole and entire agreement between the Parties relating to the subject matter hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter expressed, the Parties hereto agree as follows:

1. DEFINITIONS

     1.1 The terms used in this Agreement shall have their normal or common meaning, except that in addition to terms defined at other places in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement, the Schedules and any attachments thereto:

          (a) "Affiliate" means (i) any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, practice, association, joint stock company, trust, unincorporated organization or other venture or business vehicle (each an "Entity") in which a Party owns a (***) or greater equity interest; (ii) any Entity which, directly or indirectly, is in control of, is controlled by or is under common control with a Party, as applicable, after applying the attribution rules of Section 318 of the Internal Revenue Code; or (iii) any other Entity agreed by the Parties. For the purposes of this Agreement, control of an Entity ("Control") shall include the power, directly or indirectly, whether or not exercised (i) to vote (***) (or such lesser percentage as is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or more of the securities or other interests having ordinary voting power for the election of directors or other managing authority of such Entity; or (ii) to direct or cause the direction of the management or policies of such Entity, whether through ownership of voting securities, partnership interest or equity, by contract or otherwise. Schedule A (Approved Affiliates) contains the names of Qwest Affiliates who have been approved as Approved Affiliates as of the Effective Date.

          (b) "Agreement" means this Amended and Restated Procurement Agreement, the schedules listed in Section 2.5 and attached hereto (the "Schedules"), and any Purchase Orders hereunder.

          (c) "Class A Change" means a modification, revision, replacement, correction or release of existing Supplier manufactured Product (other than an ISU or an Enhancement) to remedy a nonconformance to the Specifications required to correct design defects of a type that results in electrical or mechanical inoperative conditions or unsatisfactory operating conditions, or which is recommended to enhance safety, provided that the Product incorporating such change, is at least as equally compatible with Qwest's network components and other Supplier Products as the same Product prior to incorporation of such change.

          (d) "Current Release" means the latest Version or Release of the Software which has been approved by Supplier for commercial use.

          (e) "Days" or "days" means calendar days, unless otherwise provided herein.

          (f) "Documentation" means the user, technical and operating manuals, including the operating instructions, guides and manuals, necessary to enable Qwest properly to use and maintain the Products.

          (g) "Effective Date" has the meaning set forth in the preamble hereto.

          (h) "Equipment" means any hardware, equipment, embedded software (including firmware) and all physical components, including cabling, available from or offered by Supplier.

          (i) "Enhancement" means any modification or revision to the Software that Qwest may license at its option when offered by the Supplier in the future and which (i) substantially improves existing functions or features, including functions and features for which Qwest has already been granted a license, or (ii) adds new functions or features.

          (j) "Form, Fit or Function" shall have the following meaning. "Form" means shape; "Fit" means physical size, weight and mounting arrangement (e.g., electrical or mechanical connections); and "Function" means features and capabilities.

          (k) "Incremental Software Update" or "ISU" means any modification or revision to the Software, other than Enhancements, that (i) corrects Software Nonconformities or other errors; (ii) supports new releases of third party operating systems with which the Software is designed to operate; (iii) supports new Equipment;,
               (iv) improves the performance of the Software; or (v) provides other updates and corrections. If a modification or revision described in clause (ii), (iii) or (iv) above adds new functions or features or substantially improves the network performance, it shall be deemed to be an Enhancement with respect to those new functions and features.

          (l) "Installation Site" means the building, complex of buildings or remote site at which any of the Products are installed.

          (m) "Intellectual Property Rights" mean all forms of intellectual property rights and protections including:

               (i) All right, title and interest in and to all letters patent and all filed, pending or potential applications for letters patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed;

               (ii) All right, title and interest in and to all trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries;

               (iii) All right, title and interest in and to all mask works, copyrights, other literary property or author's rights, whether or not protected by copyright or as a mask work, arising under common law, state law, federal law and laws of foreign countries; and

               (iv) All right, title and interest in and to all proprietary indicia, trademarks, trade names, service marks, symbols, trade dress, logos and/or brand names protected under common law, state law, federal law and laws of foreign countries.

               (n) "Network Compatible" or "Network Compatibility" with respect to a Product means that: (i) the Product shall comply, only as applicable to each Product with the American National Standards Institute ("ANSI"), International Standards Organization ("ISO"), European Telecom Standards Institute ("ETSI"), Network Equipment Building Standards ("NEBS"), industry standards, Telecordia Publications, Qwest Technical Publications, and the applicable Specifications, as all of the above exist and are in effect on the date that Qwest issues a Purchase Order, and any other standards mutually agreed to by the Parties in writing; (ii) the Product can be operationally deployed in the network in which it is intended without requiring the replacement of any equipment;
                    (iii) the Product shall be fully compatible and shall inter-operate with other

               Products provided under this Agreement unless Supplier specifically notifies Qwest otherwise prior to Qwest's purchase; and (iv) the Product shall be fully compatible and shall inter-operate with third party equipment identified in this Agreement or a Purchase Order. Qwest in its sole discretion may waive the foregoing compatibility requirements for the purpose of deploying new technology offered by Supplier during the Term.

          (o) "Nonconformity" means an instance of failure of a Product to be Operative.

          (p) "Supplier Personnel" mean any employees, trainers, or other support personnel provided by Supplier under this Agreement whether or not employed by Supplier (to the extent that such are permitted elsewhere under this Agreement). Supplier shall be performing under this Agreement at all times as an independent contractor to Qwest, and the Supplier Personnel shall not be considered as employees or agents of Qwest.

          (q) "Object Code" means machine-readable computer instructions that can be executed by a computer.

          (r) "Operating Platform" means the computer equipment, hardware and operating system, which execute the Object Code and on which the Software runs.

          (s) "Operative" means (i) conforming in all respects to the Specifications, the requirements of this Agreement and the applicable Purchase Orders in effect at the time Supplier accepts the Purchase Order, and (ii) Network Compatible.

          (t) "Products" means any Equipment, Software, and Documentation, including any part thereof, whether or not described in the Schedules, available from or offered by Supplier and the Existing Products.

          (u) "Program Manager" means the senior manager of a Party who shall have overall responsibility for the day-to-day management and administration of this Agreement and who shall work together with the other Party's Program Manager to facilitate an efficient delivery of Products and Services.

          (v)  "Purchase Order" means the written instrument described in
               Section 7, a form of which is attached hereto as Schedule B, under which Qwest orders and Supplier delivers Products or Services under this Agreement.

          (w) "Release" means any revision, modification, replacement, or correction to the Software, including an Enhancement or ISU, that Supplier makes available to any of its customers for use.

          (x) "Representative" means, with respect to a Party, employees, officers, agents or advisors of such Party.

          (y)  "Segment" means a continuous route within the Qwest network.

          (z) "Services" mean work performed and labor provided by Supplier, including design, engineering and implementation of Products, Software testing, warranty, technical support, training and similar activities.

          (aa) "Software" means any software, including Object Code and Source Code that is delivered to Qwest under this Agreement, inclusive of the Supplier Intellectual Property Rights, whether or not the subject of any patent or copyright, issued or pending. Software may include programs used to create, enhance, test or maintain any Product delivered under this Agreement. Software includes all Releases and Versions.

          (bb) "Source Code" means the human-readable code from which a computer can compile or assemble the Object Code of the Software, together with a description of the procedure for generating the Object Code.

          (cc) "Specifications" mean the technical, functional, performance, design, operational, and physical characteristics of a Product as defined in the Documentation and as may be described in the applicable ANSI, ETSI, NEBS, Telecordia, Qwest documented standards, ISO standards, Supplier proposal or other Supplier documentation, including the requirements set forth in Schedule F (Product Testing Procedure), Schedule J (Tellium Product Delivery Schedule and Specifications) and Purchase Orders. If one of the above standards is not available for a Product, the formal specification developed by Supplier and provided to Qwest shall be used.

          (dd) "System" means an Operative combination of Products designed, engineered, furnished, installed or implemented by Supplier under this Agreement.

          (ee) "Turn-Over" means, with respect to a delivered Product, the acceptance procedure set forth in Section 12 has been completed.

          (ff) "Version" means a Release of Software intended for use with a particular make and model of computer or a particular operating system.

          (gg) "Warranty Period" means the time period specified in Section 17.

     1.2 Additional definitions appear elsewhere in the recitals and subsequent Sections of this Agreement.

2.   SCOPE

     2.1 The initial term of this Agreement ("Initial Term") commences on the Effective Date and continues until December 31, 2005 unless earlier terminated or extended in accordance with other provisions of this Agreement or unless extended in writing by the Parties. At its option, Qwest may extend the Initial Term for a period of up to six (6) months (the "Extended Term") by written notice to Supplier prior to the expiration date of this Agreement (the Extended Term, if any, together with the Initial Term, are hereinafter the "Term").

     2.2 (a) Subject to the terms and conditions of this Agreement, during the Initial Term, Qwest will make purchases of Products and Services under this Agreement as follows (the "Commitment"): (i) during the period from the Effective Date until (***), Qwest will make purchases under this Agreement for an aggregate purchase price of not less than (***)and (ii) during the period from the Effective Date until (***), Qwest will make purchases under this Agreement for an aggregate purchase price of not less than (***). Purchases under this Agreement that contribute to the satisfaction of the obligation stated in clause
          (i) of the preceding sentence also contribute to the satisfaction of the obligation stated in clause (ii) of the preceding sentence.

     (b) Subject to the terms and conditions of this Agreement, Qwest will make purchases of Supplier's Aurora Full Spectrum ("AFS") product under this Agreement (the "Additional Commitment") in an aggregate amount of not less than (***) on or before (***) (such date, as it may be extended from time to time, the "Termination Date"). The Additional Commitment shall be subject to, and will only be effective upon, the agreement of the Parties (each, in their sole discretion and with no obligation to reach any agreement) with respect to (i) the price and technical specifications of the AFS product and (ii) the schedule of the development, production and deployment of the AFS product. If the Additional Commitment shall become effective, then, notwithstanding anything to the contrary, from time to time Qwest may, (***) elect to delay, extend or postpone the Termination Date (***) by written notice thereof to (***); provided, however, that in any event (***) the Additional Commitment (***) shall terminate on (***). Any such notice shall state the new Termination Date and may or may not include any reasons for the election. No such election(s) shall be subject to review, modification or change by any court, arbitrator, governmental body or other person. Qwest shall have no liability whatsoever to any Supplier or any other person with respect to any such election(s). If the Additional Commitment does not become effective, Qwest shall have no obligation under this Section 2.2(b).

          As used in this Agreement, "Commitment" shall include, if effective, the Additional Commitment.

          (c) Supplier will complete development and deployment of the products and deliverables as set forth in the attached Schedule J. If Supplier
          (i) fails to meet any purchase order delivery date due to a delay or failure to have the products described in Schedule J available for successful general availability as of their corresponding delivery dates, or (ii) otherwise fails to have the products described in Schedule J available for successful general availability as of their corresponding delivery dates, the Commitment will terminate and all obligations of Qwest to purchase any Products or Services hereunder shall terminate and Qwest will have no further obligation with respect to the Commitment. When used in this Section 2.2(c) and in Schedule J, "available for successful general availability" shall mean that such products have successfully completed tests substantially similar in form and depth to the testing process set forth in Schedule F (Product Testing Procedure), in which Qwest shall be entitled to participate, and are available for general availability on Supplier's general price list.

          (d) Subject to Section 21.3, all purchases of Products or Services from Supplier or its Affiliates by any of Qwest and its Affiliates will be credited toward the Commitment.

     2.3 This Agreement shall apply to purchases of Products and Services by Qwest or its Affiliates.

     2.4 Qwest's Affiliates may issue a Purchase Orders under this Agreement if they (i) (***), which fulfillment of (***) will determine within (***) after notice from (***) and (ii) (***) and (***) of this Agreement. If Supplier has not provided written acknowledgement of an Affiliate's failure to meet such credit standards within such (***) period, the Affiliate shall be deemed to have been authorized to purchase under this Agreement and shall be deemed an Approved Affiliate. If there has been a transfer of (***) or more of the assets of any Approved Affiliate who (i) is seeking to place an new Purchase Order under this Agreement or (ii) has an outstanding Purchase Order of (***) or more, Supplier shall have the right to (***) Purchase Order and the right to review such Approved Affiliate's (***) as such. If, upon review, the Approved Affiliate no longer qualifies for approval pursuant to this Section, such Affiliate shall no longer be eligible to place Purchase Orders under this Agreement without the satisfaction of another (***).

     2.5 The following Schedules attached hereto are an integral part of this Agreement and are incorporated herein by reference.

          A.   Approved Affiliates
          B.   Form Purchase Order
          C.   Product and Price List
          D.   Purchase Order Confirmation Procedure
          E.   Training
          F.   Product Testing Procedure
          G.   Technical Support Services
          H.   Tellium Repair and Return Policy
          I.   Software Maintenance Agreement
          J.   Tellium Product Delivery Schedule and Specifications

3.   SUPPLIER OBLIGATIONS

     3.1 Supplier shall perform all Services and deliver all Products ordered under this Agreement and shall perform all work in a professional and workmanlike manner, in accordance with all requirements, acceptance criteria and Specifications of this Agreement and the warranties provided hereunder. Among its obligations, Supplier shall:

          (a) complete all tasks required by an accepted Purchase Order by providing all necessary resources, personnel, materials and equipment;

          (b)  adhere to agreed delivery dates;

          (c) supervise and manage the overall Supplier effort under each Purchase Order and this Agreement and coordinate its efforts with the Qwest Program Manager; and

          (d) provide competent personnel of sufficient experience and expertise to fulfill the goals of this Agreement.

     3.2 In addition to other requirements contained in this Agreement, Supplier will consider the following Qwest objectives in its delivery of Products and Services under this Agreement:

          (a) ensuring a smooth transition from the existing products to new Products provided hereunder as possible;

          (b)  training; and

          (c) using an orderly approach for any significant implementation of new Products.

     3.3 Supplier is responsible for providing qualified personnel in the quantities and of the experience necessary to fulfill the requirements of this Agreement. When requested by Qwest, Supplier shall provide the names of Supplier Personnel providing Services at Qwest sites.

4.   QWEST OBLIGATIONS

     4.1 (***) by the end of the third quarter of each calendar year, Qwest will provide Supplier with a forecast of Qwest's estimated
          Product requirements for the next calendar year (each a "Forecast"). Qwest will update this Forecast each quarter and when significant changes occur. The Forecast shall be for planning purposes only and shall not represent Qwest's commitment to purchase any or all such Products or create any other obligation whatsoever by Qwest.

     4.2 Qwest agrees that all Supplier Personnel who are approved in writing by Qwest to be involved in any effort under this Agreement will be provided reasonable access to Qwest's premises during mutually agreed times as necessary. Supplier Personnel shall comply with site and security regulations specified by Qwest.

     4.3 For all Products not on Supplier's price list ("Non-Price List Products"), Qwest shall issue a written request for proposal ("RFP") to Supplier no later than (***) prior to the required equipment ship date for Non-Price List Products included in the Forecast. Non-forecasted Non-Price List Products equipment will require (***) advance notice to Supplier. Supplier's sales engineering shall issue a written proposal to Qwest for Product purchases within two weeks of receipt of the RFP, or a reasonable time thereafter as necessary to complete the proposal.

     4.4 For avoidance of doubt, Qwest shall have no obligation to provide any Forecast, access, RFPs, meetings or any other matter with respect to any Products and Services it expects to purchase in connection with the satisfaction of the Commitment.

5.   GOVERNANCE

     5.1 The Parties will mutually determine appropriate intervals for periodic meetings to be held between representatives of Qwest and Supplier. The Parties currently expect these meetings will include the following:

          (a) a weekly meeting between the respective project management teams;

          (b) a monthly management meeting to review Supplier's progress under open Purchase Orders, project schedules, financial and administrative matters and such other matters as appropriate; and

          (c) a quarterly executive review meeting to review relevant contract and performance issues. Each Party's Program Manager or individual designated by the Program Manager will attend each meeting.

          Each Party's Program Manager or individual designated by the Program Manager will attend each meeting.

     5.2 Qwest reserves the right to require replacement of any Supplier's employee or contractor performing work for Supplier under this Agreement if Qwest is dissatisfied with the performance of that individual and determines that the continued assignment of such individual is not in the best interest of Qwest. Qwest shall give Supplier written notice requesting that the individual be replaced (***). Supplier shall replace such individual with a person of suitable ability and qualifications within (***) from the request or such additional time period as may be reasonably required under the circumstances.

     5.3 Supplier shall provide to Qwest written progress reports as agreed by the Parties, on at least a weekly basis, delivered by electronic mail followed by a paper copy to Qwest's designated representative. Progress reports shall include: (i) the status of delivery under all open Purchase Orders for Products; (ii) items completed during the reporting period; (iii) items to be completed within the next reporting period; (iv) open action items; and (v) any other action items required by Qwest, listing the party responsible for such actions.

6.   PRICING

     6.1 Qwest will receive a (***) discount off the list price of all Supplier Products and Services, including the Products set forth in Schedule C (the "List Price").

7.   ORDERING

     7.1 (a) Qwest shall issue Purchase Orders, a form of which is attached hereto as Schedule B, to acquire all Products and Services under this Agreement. All Purchase Orders must be submitted (***) prior to the delivery date designated in the Purchase Order (with respect to (i), below) or as agreed upon by the Parties (with respect to (ii), below) (the "Order By Date"). Upon request by Qwest, the Parties will in good faith discuss a shorter period for Purchase Order submission.

          (i) For all Purchase Orders less than or equal to (***) of the Forecast amount which are submitted prior to the Order By Date, Supplier agrees to be bound by the designated delivery date.

          (ii) For all Purchase Orders that are in excess of (***) of the Forecast or are submitted after the Order By Date, (***) will (***) on the (***).

     7.2 Supplier shall confirm and accept the Purchase Order in writing in accordance with Schedule D at which point the Purchase Order shall become a binding commitment. Subject to Section 7.1, Supplier agrees to accept all Purchase Orders issued by Qwest under this Agreement provided that such Purchase Orders conform with the requirements of this Agreement.

     7.3  Any changes to a Purchase Order shall be made in writing.

     7.4 All Purchase Orders issued hereunder by Qwest or the Approved Affiliates shall reference this Agreement and shall be deemed to incorporate and be governed solely by the terms and conditions set forth herein. Any changes to the terms and conditions of the Agreement contained in Supplier's written acknowledgement of a Purchase Order shall have no force or effect.

     7.5 Qwest Affiliates approved by Supplier may purchase Products and Services under this Agreement, provided that such Affiliate agrees to be bound by the applicable terms and conditions of this Agreement with respect to Qwest. Each Affiliate purchasing any Products or Services under this Agreement shall have the rights and obligations of Qwest under this Agreement with respect to such Products and Services, the term "Qwest" shall refer to such Affiliate with respect to such Products and Services, and Qwest shall not have any obligations with respect to such Products and Services.

8.   DELIVERY AND SHIPMENT

     8.1 Supplier shall deliver Products as required under this Agreement to Qwest at the locations and at the times specified by Qwest, and agreed to by Supplier in an accepted Purchase Order, this Agreement or as otherwise agreed in writing by the Parties. For purposes of this
          Section 8, "Buyer" shall mean Qwest or its Affiliate, as applicable. Supplier shall deliver all Products and Services at the designated location in a timely manner.

     8.2 Supplier shall ship all Products, freight prepaid, FOB destination designated in the Purchase Order or to such other location as the Parties may agree ("Destination"). The method of shipment shall be consistent with the nature of the Products and hazards of transportation. Risk of loss for all Products ordered in accordance with this Agreement shall pass to Buyer upon delivery by Supplier at the Destination except loss or damage attributable to the Supplier's fault or gross negligence. Such loss, damage, or destruction shall not release Supplier from any obligation hereunder. Title to Products (excluding Software) shall pass to Buyer upon delivery to the Destination. Supplier shall convey good title, free from any claim or encumbrance, for all Products (excluding Software) delivered to Buyer under this Agreement. Supplier will pack the Products purchased hereunder for transport in accordance with its commercial standards and will deliver the Products to a carrier of the mode of transportation selected by Supplier unless otherwise agreed upon in writing by the Parties.

     8.3 If Supplier fails to meet any agreed schedule, Buyer, without limiting its other rights or remedies as may exist, may direct expedited routing of Products and any excess costs incurred thereby shall be paid by Supplier unless otherwise agreed in writing by the Parties. Buyer shall not be liable for Supplier's commitments or production arrangements in excess of the amount, or in advance of the time, necessary to meet Buyer's delivery schedule. Delivery shall not occur (***) in advance of the scheduled date of delivery unless otherwise agreed in a signed writing by Supplier and Buyer. For delivery to new sites, such advance delivery shall not be allowed, except as set forth in a signed writing executed by Buyer. If delivery occurs prior to the period authorized above and designated storage has not already been established by Supplier, Buyer may (i) return delivered items at Supplier's expense for proper delivery, or (ii) place delivered items in storage at Supplier's expense until the scheduled date of delivery.

     8.4 The Parties agree that for all shipments that otherwise meet the designated delivery dates (a) any failure to supply all Products ordered in a single shipment or (b) any partial shipment or delivery of an Order in installments shall not constitute a breach of this Agreement provided that Supplier has received Buyer's prior written approval of the same, such approval not to be unreasonably withheld; it being understood that any such Products shall not be deemed delivered unless all Products included in any Purchase Order are delivered.

     8.5  Performance Incentives

          (a) Subject to Section 8.4, for accepted Purchase Orders of Products with an aggregate value of (***) or more, Supplier and Qwest agree that it may be difficult, if not impossible, to accurately determine the amount of damages that Qwest may incur if Supplier fails to deliver the Products as scheduled. Accordingly, if delivery has not occurred with respect to any Product, Segment or System within (***) of a Forecast as of the scheduled date, in addition to its other rights and remedies hereunder, Buyer shall be entitled to daily performance incentives in a specified and predetermined amount of (***) of the total price of the affected Product, Segment or System, per day late, up to a maximum of (***) of total price of the Product, Segment or System ("Performance Incentive").

          (b) Buyer shall not assess Performance Incentives to the extent that Supplier has been delayed by Buyer not fulfilling its obligations described in Section 4.

          (c)  Buyer may in its sole discretion by written notice to Supplier
               (a) unilaterally delay the scheduled delivery date of any Product or Service or (b) cancel or suspend delivery of any Product or Service ordered under this Agreement. Such unilateral delay, cancellation or suspension shall be without penalty or cost provided that Buyer gives written notice to Supplier at least (***) prior to the scheduled shipping date of the affected Product or the scheduled delivery date of the affected Service. If a delay directed by Buyer lasts more than (***) beyond the scheduled delivery date of the Product, or a cancellation directed by Buyer occurs within (***) of the scheduled shipping date of the Product, Buyer agrees to pay Supplier for the actual restocking costs it incurs as a result of the delay or cancellation, not exceeding (***) of the (***) of the affected Product. The foregoing shall be Supplier's sole remedy for delay, cancellation or suspension of the delivery of a Product or Service by Buyer.

     8.6 Equipment Tracking Data. Supplier shall provide Qwest with quarterly reports containing the following information in a jointly developed format. The reports shall contain Equipment information, including: (1) a description of the Equipment; (2) Supplier part number; (3) Equipment destination by building (final); (4) shipping date; and (5) Supplier serial number.

     8.7 In the event that Qwest installs a bar coding system for its fixed assets, Supplier shall apply a Qwest asset tag (to be supplied by Qwest) at either the manufacturing site or at the point of shipment for the Equipment in a manner that allows Qwest to easily read the asset tag. Supplier may charge an agreed fee to cover any reasonable Supplier's costs associated with such bar coding system. A joint meeting will be held between Supplier and Qwest within thirty (30) days of contract execution to further define these requirements and fees (if any).

9.   PAYMENT TERMS

     9.1 Subject to Section 12, Supplier shall invoice Qwest for Products upon shipment and Qwest shall pay to Supplier the price of each shipment (including any prepaid transportation and/or insurance) within (***) from the date of Acceptance. For all other Services, Supplier shall invoice Qwest upon Acceptance of the Services. Charges for any other amounts payable pursuant to this Agreement shall be paid by Qwest within (***) from the date of invoice. All payments shall be made in U.S. Dollars. The date of the payment shall be deemed to be the date (***) is (***).

     9.2 Qwest is not required to pay invoiced amounts disputed in good faith until such dispute is resolved; provided, however, Qwest shall pay that (***) of a (***) which is (***) unless it is (***) to (***). Once the dispute is resolved, the invoice shall be paid within (***) following such resolution, or in the time frame set out in Section 9.1, whichever is greater.

     9.4 Credits owed to Qwest under this Agreement, may be applied against amounts owed to Supplier under this Agreement, or at Qwest's request for amounts other than Management Discounts, retroactive discounts paid to Qwest within (***) following such request.

     9.5 Payment shall not be considered Acceptance of any Products or Services (which Acceptance shall be as set forth in Section 12. Supplier shall provide Equipment, Software and Services without interruption in the event of disputes concerning an invoice amount provided that the Parties are working together in good faith to resolve the dispute.

10.  PRODUCT REQUIREMENTS

     The following provision shall apply to all Products provided under this Agreement.

     10.1 Documentation.

          (a) Supplier shall furnish to Qwest one set of Documentation per Installation

               Site on CD ROM, and a reasonable number of complete sets in both CD ROM and paper form for Qwest engineering staff for use in the operation and ongoing maintenance of the Products. Supplier shall deliver reasonable Documentation to allow Qwest to install and use each ISU and Enhancement.

          (b) Qwest may copy the Documentation subject to the rights and restrictions in this Agreement and for Qwest's internal use only. All such Documentation is to be treated in accordance with the terms of this Agreement. Updates to Documentation shall be provided at no charge during the Warranty Period.

          (c) The Documentation shall describe fully the proper procedure for using the Products and provide sufficient information to enable Qwest to operate and maintain the Products.

     10.2 Equipment.
          ----------

          (a) Supplier shall make available to Qwest sufficient repair and spare parts for each Product furnished under this Agreement to keep such Product Operative for a period of (***) from the date of last shipment of the Product. (***) for (***) shall not exceed (***) for (***) from the (***) of (***). After such period, (***) for such (***) shall be at (***). Supplier, at its option and expense, may replace Products for which repair parts are no longer available with functionally equivalent Products provided that such products are Network Compatible.

          (b) Supplier shall provide Qwest with written notice of the manufacturing discontinuance for any particular Product, and, subject to subsection (a) above, shall furnish the repair parts to Qwest at the (***) unless furnished during the Warranty Period in which case a supply that may be reasonably needed during the Warranty Period, and would otherwise be included at no cost pursuant to the Warranty provided in Section 17, shall be supplied (***).

          (c) Supplier shall neither provide nor incorporate any Product which adversely affects Form, Fit or Function, Network Compatibility, interface or interchangeability of Qwest's existing hardware or software environment without the prior express written approval of Qwest. Qwest shall notify Supplier if it becomes aware that a Product is not Network Compatible.

          (d) In the event of a Class A Change; Supplier shall provide immediate written notice to Qwest and shall proceed promptly to make the necessary changes at Supplier's expense per the repair and return procedures set forth in Schedule H, Supplier shall bear all costs and expenses relating to such retrofit or replacement and all peripheral equipment and software

          (e)  All changes must be Network Compatible.

     10.3 Substitutions and Modifications.
          -------------------------------

          Supplier shall give Qwest (***) advance written notice of any material modification in the design or Specifications of the Products supplied hereunder to Products previously made available hereunder. If any such modification, which affects the Form, Fit or Function of the Products and (i) adversely affects the expected life, operation or performance of any Equipment or Software; (ii) causes Qwest to incur significant costs (including a write down of equipment or equipment-related assets); (iii) prevents proper operation of equipment in the Qwest network that otherwise meets Specifications; or (iv) prevents any Product from meeting the applicable Specifications, Qwest shall have the right to return to Supplier such modified Product and Supplier shall have the obligation of replacing such modified Product with compliant Product. No such replacement or substitution shall result in an increased purchase price.

     10.4 Incremental Software Updates.
          ----------------------------

          During the Warranty Period and in accordance with Section 13.2, Supplier shall offer to Qwest any ISUs contained in a Release or Version of the Software at no additional charge when they are made available to any of Supplier's other customers or upon a production of new Release or Version. Providing such ISUs shall not relieve Qwest of its obligation to pay license fees otherwise due for Enhancements used by Qwest. Qwest shall be responsible for installation of such ISUs in the network. Supplier shall make all Releases available to Qwest no later than it makes the same available to any of Supplier's other customers.

     10.5 Training.
          --------

          Supplier shall provide the training courses referred to in Schedule E at the prices set forth in Schedule C. Supplier shall provide, at no additional charge, (***) network training seat days ("Seat Days") for the Term of this Agreement; provided, however, that (***) where the training involves teaching trainers how to train other individuals at Qwest (hereinafter a "Train The Trainer Seat Day") will count as (***). The training will take place at a Supplier training location agreed to by the Parties, and will consist of materials developed and controlled by Supplier. All travel and living expenses for the training sessions shall be borne by Qwest. Training in addition to that described in this Section 10.5 shall be provided at the then current Supplier rates.

11.  CHANGES IN THE WORK

     11.1 Any additional charges authorized by Qwest in writing, not contained in any Purchase Order or Schedule, shall reflect Supplier time and materials (and Supplier subcontractor time and materials) as stated in Schedule C or as otherwise agreed by the Parties in writing and shall apply towards the satisfaction of the

          Commitment.

     11.2 Claims for Delay.
          ----------------

          (a) Beginning in 2003, if Supplier wishes to request an extension in the delivery date for Products provided in a Purchase Order, written request shall be given to Qwest at the time the delay begins, or within (***) thereafter if the resulting delay was not reasonably foreseeable. The request shall state the circumstances of the occurrence, the justification for the delay and extension of time, and the estimated duration of the delay and extension requested. Supplier shall also be obligated to do all in its power to mitigate the adverse impact of such delay at no additional cost to Qwest.

          (b) Supplier agrees that it shall not request extensions of time resulting from normal inclement weather.

          (c) An extension of time shall be the sole remedy of Supplier for any delay caused by any reason or occurrence. Subject to Section 8.5, Supplier acknowledges such extension of time to be its sole remedy and agrees to make no claim for damages or added charges of any sort for delay in the performance of this Agreement or any Purchase Order for any reason. Entitlement to any such extension of time shall be subject to compliance with all notice and submission requirements imposed by the Agreement concerning such claims.

12.  (***) AND ACCEPTANCE

     12.1 (***).

          All Products shall be subject to a (***) as set forth in (***) hereto. In addition, for Products not certified by Qwest as (***) Accepted, Qwest agrees to (***) and (***) a (***) by (***) by (***), such (***)
          to be generally in accordance with (***), and as finally (***) by (***). Upon successful completion of the (***) Qwest will (***) in a form determined by Qwest, such Products as certified for "Expedited Acceptance." Upon receipt of such certification by Qwest, Qwest shall have the right to inspect and reject such Products for failure to be Network Compatible or other errors for a period of (***) from delivery (the "Expedited Inspection Period"). Such Products shall be deemed to have passed inspection and accepted ("Acceptance" or "Accepted") after the expiration of the Expedited Inspection Period, unless Qwest notifies Supplier, during the Expedited Inspection Period, of a reasonable cause for rejection of the Products due to a failure (***) or other error. For all Products that have not been (***) Accepted by Qwest, each Approved Affiliate may perform (***). Upon successful completion of the (***), such Approved Affiliate (***) that for such Approved Affiliate, such Product is certified for Expedited Acceptance. Such Approved Affiliate shall then have the right to inspect and reject such Product for failure to be Network

          Compatible for the Expedited Inspection Period.



     12.2 Acceptance.
          ----------

          For any Products not certified for Expedited Acceptance, Qwest shall have the right to inspect and reject such Products for failure to be Network Compatible or other errors (or other failures to meet the Specifications) for a period of (***) from scheduled delivery (the "Inspection Period"). Such Products shall be deemed to have passed inspection and accepted after the expiration of the Inspection Period, unless Qwest notifies Supplier, during the Inspection Period, of a reasonable cause for rejection of the Products due to a failure (***) or other error. Notwithstanding the foregoing, Products will be deemed accepted upon the full (***) for (***) with (***) by Qwest, irrespective of Expedited Acceptance status or the expiration of the Inspection Period. Any subsequent order of a Product that has previously been accepted pursuant to this Section 12.2 must (***) the (***) in (***).

     12.3 Failure of Acceptance.
          ---------------------

          Qwest's payment obligations in Section 9 are contingent upon acceptance of the corresponding Product and related Services in accordance with Sections 12.1 and 12.2 and (***). If a Product fails to achieve acceptance as provided in Sections 12.1 or 12.2 (***) (or otherwise fails to meet the Specifications), Qwest may return the Product, title to which shall pass to Supplier upon delivery to Supplier, and apply amounts paid for such Product or Service to any unpaid invoice from Supplier or, in Qwest's sole discretion, demand repayment from Supplier. Supplier shall repay such amounts within (***) of any such demand. In any event, the Commitment shall be reduced by the invoiced amount of such returned Product or Service.

     12.4 New Products.
          ------------

          In the event Supplier develops New Products Supplier will give Qwest (***) notice thereof, along with the expected Specifications therefor and pricing and discounts. Qwest may request that this Agreement be amended in order to make the terms of this Agreement applicable to the purchase by Qwest of New Products and the Parties shall negotiate in good faith the terms of such amendment, including pricing, discounts, and delivery schedules, and the conduct by Qwest of a (***) for the New Product. Such (***) shall be substantially similar to the (***) described in (***) hereto. The terms of this Agreement, as amended with respect to the New Product, shall apply to the purchase and sale of such new Products. New Products shall mean Products with material changes in previously applicable Specifications, which Specifications have not been approved by Qwest.

13.  SOFTWARE

     13.1 License Grant.
          -------------

          Upon delivery of Software hereunder, Supplier grants to Qwest and each of its Affiliates (***) (for the purposes of this Section, each a "Licensee") a nonexclusive, irrevocable, perpetual, worldwide license and right to use and make copies of the Software and the Intellectual Property Rights for which the Licensee has paid Supplier a license fee for use solely with the applicable Products so long as Licensee uses such Products in accordance with this Agreement. Enhancements may be provided at a later date as set forth in Schedule C. A "right to use" license under the same terms and conditions as set forth in this
          Section 13 for such Enhancement will be effective upon payment by the Licensee.

     13.2 Releases.
          --------

          Supplier may, from time to time, issue Releases of the Software. As set forth in Section 1 (Definitions), Supplier may classify such Release as (i) an Enhancement, (ii) an ISU or (iii) both. During the Warranty Period and the term of any maintenance or support agreement, (***) shall (***) with (***) of (***). The Licensee acknowledges that from time to time Enhancements may be contained in a Release that have not been licensed to the Licensee. The Licensee and Supplier shall agree in writing on the license fee for Enhancements that the Licensee, in its sole discretion, decides to use. Notwithstanding the foregoing, ISUs and Enhancements shall not include the cost of any associated hardware that may be required to update such ISUs. The Licensee shall be responsible for the installation of such Releases in the Network.

     13.3 Title.
          -----

          Subject to Section 13.5, Title to the Software described herein shall remain with Supplier, or with the various suppliers to Supplier whose software or software components are contained in the Software and whose rights of ownership are maintained through restrictive agreements with Supplier.

     13.4 Limitations of License Grant.
          ----------------------------

          (a) The Software and Documentation are to be used only by the Licensee, for its own business use, and only for the intended use of the Software and Documentation (***) and (***) and only in connection with Product for which a license fee has been paid.

          (b) Licensed use is limited to the Software as delivered by Supplier to Licensee and does not permit modification or use of any modified form of the Software, except for minor user modifications or customizations. Licensee may not duplicate the Software, except to make a reasonable number of backup copies of the Software for use in the event of Product failure. If duplication (***) for (***) then (***) shall (***) and (***) to

               (***) the (***) of (***).

          (c) The Software and Documentation furnished hereunder are the property of Supplier and are to be considered Supplier's proprietary information. Licensee shall not (***) or (***) the (***) or (***), or (***) or (***) of (***)), before or after termination of this Agreement, except as may be permitted in writing by Supplier. Licensee shall immediately notify Supplier, in writing, of any knowledge that any unlicensed party possesses the Software or Documentation. Licensee shall safeguard said Software with the same degree of care and diligence as Licensee affords to its own similar property.

          (d) The Licensee acknowledges that Software may contain programs that have been supplied by, and are proprietary to, third party software suppliers. The terms and conditions of any such third party program licenses may be different than the terms herein, and in such event, the Licensee must agree in writing to such terms prior to delivery for such terms to be effective. Supplier will extend to the Licensee any rights Supplier may have under any such third party licenses.

     13.5 Derived Products and Derived Dependent Products.
          -----------------------------------------------

          (a) Any (i) Licensee (***) from the (***) of the (***) and the (***) of (***) by the Licensee (ii) Licensee (***) or (***); (iii) Licensee (***) or (***) of the (***) or (***) the Licensee; and
               (iv) unless otherwise set forth in a signed writing by the Parties referencing this Section, any portion of a (***) configuration, application or arrangement of the Software created by Supplier (either with or without the Licensee) after a (***) by the Licensee therefore shall not be considered derived products and shall be distinct in ownership from that of the Software as received by the Licensee and shall be owned by the Licensee (and are hereby assigned to the Licensee) (collectively, the "Qwest Products"). The foregoing (iv) shall not (***) to (***) or (***) or (***) and does not (***) in any (***) to (***)
               of the (***) from (***) of any (***) or (***). Any other configuration, application, or arrangement of the Software, shall be considered a derivative work and shall be the sole and exclusive property of Supplier; provided, however, that Supplier may, at its discretion, assign or license (***) or (***) not to be unreasonably withheld.

          (b)  Any (***) or (***) of (***), which are (***) of the (***) and are
               (***) the (***) for (***), shall be considered a derived products to which Supplier retains title and ownership and to which Licensee is granted an exclusive perpetual, irrevocable, worldwide right to use solely in its dependent form, and in conjunction with the Software for so long as such Licensee uses such Software in accordance with this Agreement.

          (c) Supplier expressly prohibits, and Licensee agrees to refrain from, any attempt by Licensee, Licensee's agent or to permit any third party to disassemble, reverse compile, reverse engineer, or, in any similar way, expose the actual instruction sequences, internal logic, protocols, algorithms or other intellectual property represented within the Software, which Supplier considers to be its proprietary information and trade secret whether or not said intellectual property is included in any patent or copyright. Notwithstanding any other provision of this Agreement, any (***), or (***) by Licensee or any other party shall not be assigned and shall be deemed the property of Supplier, for which no right to use is granted to Licensee herein and for which Supplier shall bear no obligations for support.

     13.6 Software Maintenance and Support.
          --------------------------------

          (a) Supplier shall provide Software technical support services as provided in Schedule G.

          (b) Notice to the Licensee of corrections or additions, modifications or adjustments to the Software generally available to other Supplier's customers with the same Release shall be sent to a designated the Licensee contact. Supplier will, at its own discretion, make such additions, modifications or adjustments to the Release of the Software commonly known as the Current Release except if such adversely affects the Form, Fit or Function, in which case the Licensee may refuse to accept such without amending its rights or Supplier's obligations hereunder.

          (c) Supplier agrees that at any point in time it will support the then Current Release of the Software plus the (***) immediately preceding Releases.

     13.7 (***) Delivery.
          --------------

          (a) Supplier shall keep and maintain a copy of Software (***) and other Documentation relevant to the use and maintenance of the Software licensed hereunder, including the Current Release of the Software. Should Supplier at a future date (i) declare voluntary bankruptcy or be the subject of an involuntary bankruptcy (***) or (***) (or, (***) may (***) or (***)) of the Software; or (ii) cease supporting the Products or any other product incorporating such Software (***) pursuant to this Agreement for a non-material amount of time, then Supplier agrees and commits to the Licensee that it will promptly and (***) to the fullest extent permitted by any third party intellectual owners, make available all such Software (***) and other relevant Supplier proprietary data information which Supplier has a legal right to sublicense, and hereby grants to each Licensee a non-exclusive perpetual, irrevocable, worldwide license to use, modify (including creating derivative works), and copy such Software (***) solely for the purpose of supporting and maintaining the Products including Software and only for so long as Licensee (***) such Products or Software in accordance with this Agreement.

          (b) Supplier acknowledges that if a trustee in bankruptcy or Supplier as a debtor in possession rejects this Agreement, the Licensee may elect to retain its rights under this Subsection as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). In that event, the license for the Software (***) or other relevant information will include the following provisions:

               (i) The Licensee has no further recourse with respect to support in the areas to which the license applies;

               (ii) Supplier will assume no obligations or liabilities with respect to infringement (related to the (***)), and/or the Licensee's inability to successfully support the Software (***); and

               (iii) Supplier's then standard terms applicable to
                     confidentiality obligations and Supplier's disclaimer of liabilities with respect to the Licensee's subsequent use (of the Software (***)).

     13.8 Documentation.
          -------------

          In addition to the requirements of Section 10.1, Supplier shall provide one set of instructions and reference manuals in both printed and electronic forms free of charge for all Software. All such sets of instructions and reference manuals are ordered as separate line items. Licensee may purchase additional sets at the price and discount specified on Schedule C. Planning guides are available and will be delivered free of charge with each and every Release delivered to Licensee.

     13.9 Transfer of License.
          -------------------

          (a) The Licensee may transfer, assign or sublicense (such sublicense only to the extent (***) to (***) those rights (***) to use the Products), any license granted by Supplier hereunder, to any Affiliate, holding company, subsidiary of holding company, subsidiary, associated company, or successor in interest of the Licensee or any person controlling or controlled by any of the foregoing or to any person directly or indirectly under common control with the Licensee (collectively, "License Transferee"), provided such License Transferee (i) has (***) to be (***) by the (***) of (***) and (ii) of which (***) has (***).

          (b) The Licensee and any successor to the Licensee's title in any Products shall have the right without further consent of Supplier to assign or sublicense (such sublicense only to the extent necessary to grant those rights necessary to use the Products), the License herein granted to any other party who subsequently acquires the right to use the applicable Products, provided that any such other party prior to the transfer of the applicable Software (***) the terms and conditions of this license.

14.  TECHNOLOGY CURRENCY

     Supplier understands and acknowledges that Qwest is entering into this obligation (including the incorporated pricing and discount terms) based on the expectation that Supplier will (***) (i) continue to remain technologically competitive and (ii) offer products to Qwest that will allow productivity savings, based on Qwest's use of such products. Supplier shall (***) provide products using current technologies that will enable Qwest to take advantage of technological advancements in its industry and support Qwest's efforts to remain competitive in the markets in which it competes.

15.  INFRINGEMENT WARRANTY AND INDEMNITY

     15.1 Supplier warrants that it or its Affiliates are the owner of the Intellectual Property Rights of the Products, or, if the Products or other materials contain third party products or software, that Supplier has the full power and authority to deliver, convey and grant to Qwest the related license and other rights granted under this Agreement. Supplier further warrants that Supplier's provision of Services under this Agreement, grant of the licenses hereunder, and Qwest's use of the Products will not constitute a misappropriation of any trade secrets, infringement or misappropriation of any copyright or trademark or (***) any patent.

     15.2 Supplier shall defend or settle, at its expense, any threatened or actual claim, suit or proceeding made against Qwest that use of the Products infringes any patent, trademark, copyright, trade secret or other intellectual property right of a third party ("Infringement Claim"), and shall indemnify Qwest and hold it harmless against all damages, claims, costs of investigation, litigation, settlements, judgments and disbursements, including reasonable attorneys' fees ("Losses") arising out of the foregoing. In order for this indemnification to apply to a claim, Qwest shall give Supplier prompt notice following Qwest's knowledge of any such Infringement Claim, shall allow Supplier to control the defense of and settlement negotiations with regard to such claim, provided that Qwest shall approve the terms of any settlement or compromise with respect to any Infringement Claim directed to Qwest's use of the Product unless Supplier has the (***) the settlement or compromise. The Parties shall provide reasonable cooperation and assistance in the defense of the Infringement Claim.

     15.3 If any Product furnished under this Agreement becomes, or in Qwest or Supplier's reasonable opinion is likely to become, the subject of any claim, suit, injunction or proceeding arising from or alleging infringement of, or in the event of any adjudication that such Product infringes on, any Intellectual Property Right, Supplier, at its expense, shall take the following actions in the listed order of preference:

          (a) (***) procure in a timely manner for Qwest and its Affiliates (if applicable) the right to continue using the Product (***) or (***) of (***) or (***); or if those efforts are unavailing;

          (b) (***) replace or modify the Product to make it non-infringing; provided, however, that such modification or replacement shall not materially degrade the operation or materially impair the performance of the Product, or otherwise make it incompatible with Qwest's current network; or

          (c) if (a) and (b) are commercially impracticable or would cause the Products to fail to be Network Compatible, accept return of the Product and refund Qwest all amounts paid therefor, including any prepaid maintenance and support fees, and pay Qwest any additional costs incurred by Qwest in acquiring a comparable replacement for the infringing Product. Any refund of amounts paid may be reduced based on depreciation of the Product on straight line basis over a (***).

     15.4 Supplier shall have no liability in respect of any Infringement Claim based on the use of a Product to the extent that such claim (i) is based on a use of a Product by Qwest in a manner or for a purpose not contemplated by this Agreement; (ii) is based on a use of the Product by Qwest in combination with other non-Supplier products where such combination is not reasonably contemplated by this Agreement, provided the Infringement Claim arises solely from such combination; or (iii) is based on a modification of the Product by Qwest where such modification has not authorized by Supplier in writing.

     15.5 This Section 15 establishes the entire rights and obligations of the Parties for claims of infringement of Intellectual Property Rights.

16.  KNOW HOW AND NEW TECHNOLOGY

     Notwithstanding anything to the contrary contained in this Agreement, each Party shall be entitled, without royalty to the other Party, to use, disclose and sell any know-how retained in the minds of employees of such Party, expertise, techniques, approaches or concepts (the "Know-how") developed or acquired in the course of performing under this Agreement. The Parties agree that Know-how shall not include any Qwest, Supplier or third party (***) and (***) or (***), any (***), or any Confidential Information of the other Party. The foregoing shall not be construed as granting a license in any Intellectual Property Rights. The Parties recognize that New Technology may be developed during the Term. If any New Technology is deemed by the Party that created it to be deserving of intellectual property protection, then that Party is responsible for taking steps to protect any interests it may have in such New Technology and may (***) such New Technology during its pursuit of Intellectual Property Rights in the same.

17.  WARRANTY

     17.1 Equipment

          (a) Supplier warrants that Equipment supplied hereunder will be Operative and free from defective material and faulty workmanship for (***) from the (***) stamped on the Equipment or, if the date of shipment is not marked on the Equipment, (***) from the (***) ("Warranty Period").

          (b) The foregoing Equipment warranty shall not apply to the extent that (i) the Nonconformity is caused by the Equipment having been altered or repaired by any party other than Supplier without Supplier's prior, written consent; (ii) the Nonconformity results from Qwest's (***) of the Equipment; or (iii) the Equipment having been damaged by (***). This foregoing Equipment warranty does not apply to items normally consumed in operation, such as, but not limited to, lamps and fuses.

          (c) If a Nonconformity occurs, Qwest shall give Supplier a reasonable opportunity to repair or replace such Equipment, as set forth in Schedule H, before exercising any other rights or remedies it may have under this Agreement. If Supplier does not repair or replace such Equipment within the time frames set forth in Schedule H, Qwest may demand a refund for the invoiced amount of the affected Equipment. In any event, the Commitment shall be reduced by the invoiced amount of such Equipment.

          (d) Supplier shall provide technical support for a Product performed by qualified and competent personnel for a period of (***) after Acceptance of the Product as set forth in Schedule G.

     17.2 Supplier warrants the Software, but not including embedded software or firmware (which is addressed in Section 17.1), will be Operative through the (***) after the (***) of the Software, provided that the foregoing warranty shall not apply if Qwest has (***) for (***) which would (***) of (***) and (***) to (***) such Releases. At Qwest's option, Supplier shall provide software maintenance and support after the initial Warranty Period pursuant to the terms and conditions of the Software Maintenance Agreement, attached hereto as Schedule I.

     17.3 Supplier warrants that the Software, ISUs, Enhancements, Releases and Versions and any media used to distribute it does not contain any computer instructions, circuitry, routines or other technological means ("Harmful Code") whose purpose is to disrupt, damage or interfere with Qwest's use of its computer and telecommunications facilities for their commercial, test or research and development purposes. Supplier shall indemnify Qwest and hold Qwest harmless from and against any and all claims, losses, costs, liabilities, damages and/or expenses, including reasonable attorneys fees, arising from the presence of Harmful Code in or with the Software or contained on media delivered by Supplier.

     17.4 Supplier shall perform all Services required under this Agreement including customization services, implementation, maintenance services and training services in a good and workmanlike manner and shall be responsible for the capabilities, limitations and performance of any development tools used in providing its Services. With Qwest's prior written consent, Supplier may perform its (***) hereunder through an agent.

     17.5 Supplier warrants during the Warranty Period that the Products provided hereunder shall be able to accurately process data (including calculating, compiling and sequencing date data) from, into and between the twentieth and twenty-first centuries, including leap year calculations, and will create, store, process and exchange (input and output) information related to or including dates on or after January 1, 2000, without error or omissions ("Year 2000 Compliant").

     17.6 The Warranty Period for any replacement Product provided by Supplier under this Agreement shall be the greater of (i) the remaining Warranty Period of the replaced Product on the date it went out of service; or (ii) an additional Warranty Period of (***) from the date of Acceptance of the replacement Product by Qwest.

     17.7 Upon expiration of the applicable Warranty Period for Equipment furnished hereunder, repair and replacement service for such Equipment shall be available to Qwest from Supplier in accordance with Schedule C and (***).

     17.8 The warranty for any third party items used in the Product shall be no less than the warranties for the rest of the Product. As of the Effective Date, there are not currently any third party items used in the Product that have a longer warranty period than the Warranty Period. If any third party items used in the Product have a longer warranty than granted herein then, to the extent permitted by the manufacturer, Supplier shall assign warranties for third party items which have a warranty period exceeding the Warranty Period to Qwest.

     17.9 Supplier represents and warrants that as of the Effective Date of this Agreement, the Supplier has not received written notice of any pending lawsuits, claims, disputes or actions that it reasonably considers significant (i) alleging that the Products infringe or misappropriate any Intellectual Property Rights, or (ii) adversely affecting the Products or Supplier's ability to undertake and perform its obligations under this Agreement.

     17.10 During the Warranty Period for a Product, Supplier shall provide warranty support services performed by qualified and competent personnel as set forth in Schedule H. Supplier shall deliver to Qwest and keep current a list of persons and telephone numbers ("Calling List") for Qwest to contact in order to obtain answers to questions arising, or assistance in solving problems or Nonconformities occurring, during Qwest's use of any of the Products. The Calling List shall include (i) the first person to contact if a question arises or problem occurs, and (ii) the persons in successively more responsible or qualified positions to provide the answer or assistance desired. If Supplier does not respond promptly to any request by Qwest for telephone assistance, then Qwest may attempt to contact the next more responsible or qualified person on the Calling List until contact is made and a designated person responds to the call.

     17.11 After Qwest reports a suspected Nonconformity, Supplier shall provide a correction or work around or repair part to restore the Product (including the entire System) to Operative condition as soon as reasonably possible, but in any case in conformance with the designated repair times in the Specifications in the applicable Schedules to this Agreement.

     17.12 Any Release made available to any of Supplier's customers within the Warranty Period for any Product that correct Nonconformities shall be provided to Qwest at no additional charge. Such Release shall be in compliance with the performance and warranty requirements for any of the Products under this Agreement.

     17.13 Supplier warrants that the Products: (i) will meet all applicable standards including ANSI , NEBS, ETSI, and ISO Standards; (ii) will provide the functionality described in; (iii) will conform to the current environmental specifications set forth in the Bellcore New Equipment Building Standard; and (iv) will be Network Compatible.

     17.14 THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCT TO BE SUPPLIED UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SUPPLIER SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE. SUPPLIER NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR IT ANY OTHER LIABILITY. THE WARRANTIES EXPRESSED HEREIN SHALL NOT BE ASSIGNABLE TO ANY OTHER PARTY EXCEPT
           AS SUCH PRODUCTS OR OTHER RIGHTS ARE ASSIGNED OR OTHERWISE TRANSFERRED PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

18.  GENERAL INDEMNITY

     (***) shall indemnify and hold harmless (***) from any claim or damages due to the personal injury or death of any individual and against any reasonably foreseeable loss, damage, liability, cost or expense (including attorneys' fees) which may be incurred on account of any suit, claim, judgment, demand, or threat thereof, arising out of or caused by a willful or grossly negligent act or omission or an intentional act of misconduct of (***), its agents, employees or subcontractors.

19.  LIMITATION OF LIABILITY

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER (OR ANYONE CLAIMING UNDER OR THROUGH THE OTHER) FOR ANY SPECIAL, INDIRECT,

     CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING LOST PROFITS OR OTHER ECONOMIC ADVANTAGE, EVEN IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES. PROVIDED, HOWEVER, THAT IF THE LAW OF ANY JURISDICTION APPLICABLE TO THIS AGREEMENT DOES NOT PERMIT SUCH DAMAGES TO BE COMPLETELY DISCLAIMED, THIS CLAUSE SHALL BE INTERPRETED AS NECESSARY TO GIVE THE FULL BENEFIT OF ANY DISCLAIMER OR LIMITATION OF SAID DAMAGES AS PERMITTED UNDER SUCH LAW. THE FOREGOING LIMITATION SHALL NOT APPLY IN THE EVENT OF LIABILITY ARISING FROM: (I) AN INDEMNITY UNDER SECTION 15 ("INFRINGEMENT WARRANTY AND INDEMNITY"), SECTION
     17.3 ("HARMFUL CODE INDEMNITY") OR SECTION 18 ("GENERAL INDEMNITY"); (II) A BREACH OF SUPPLIER'S CONFIDENTIALITY OBLIGATIONS IN SECTION 20 ("CONFIDENTIALITY"); OR (III) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, ITS AGENTS, ITS EMPLOYEES OR NOMINEES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

20.  CONFIDENTIALITY

     20.1 This Agreement and all information marked as confidential and disclosed by either Party (the "Disclosing Party") to the other (the "Recipient"), or information of a confidential nature which is disclosed orally and for which a written summary is provided to the other Party (***) of (***) (provided that no written summary shall be required for confidential information of a (***) which is disclosed orally between the Parties' (***) which such personnel should reasonably understand to be confidential) shall be "Confidential Information". Confidential Information constitutes a valuable asset of and is proprietary to the Party disclosing or originally possessing it. Supplier acknowledges that Qwest keeps its customers' records strictly confidential. Supplier and its Representatives shall keep strictly confidential any Qwest customer records, whether or not they are marked as confidential. Neither Party shall willfully disclose Confidential Information or knowingly permit its Representatives to disclose Confidential Information to any person other than persons, including its Representatives, having a specific need to know in performance of the work. Each Party shall take reasonable care to insure fulfillment of this obligation, including instructing its Representatives not to sell, lease, assign, transfer, use outside their scope of employment or reveal any Confidential Information or Qwest customer records without prior written consent of the other Party. Recipient shall use the Disclosing Party's Confidential Information only for purposes of exercising its rights or fulfilling its obligations under this Agreement and shall disclose Confidential Information only to those (***) and (***) who have a need to know Confidential Information for purposes of this Agreement. Recipient shall return or destroy the Confidential Information (including all copies) when no longer needed or when requested to do so by the Disclosing Party Each Recipient shall take reasonable care to insure fulfillment of this obligation, including instructing its Representatives not to sell, lease, assign, transfer, use outside their scope of employment or reveal any Confidential Information, including customer records, without prior written consent of the Disclosing Party.

     20.2 If a subpoena or other legal process in any way concerning Confidential Information is served upon Recipient, the Recipient shall notify the Disclosing Party promptly, and the Recipient shall cooperate with the Disclosing Party, at the latter's expense, in any lawful effort to contest the validity of such subpoena or other legal process.

     20.3 Notwithstanding the foregoing, if either Party is required by law or governmental regulation by compulsory judicial or administrative process to make any disclosure, including those made in any registration statement, report or other document filed with the U.S. Securities and Exchange Commission or any other governmental agency, such disclosure will not be deemed to violate the terms of this Section, provided the Recipient promptly notifies the Disclosing Party of such disclosure and (***) to (***) a (***) or to (***) to protect the intent of the Parties to restrict disclosure of all Confidential Information and the terms of this Agreement, including seeking confidential treatment of all such information in administrative filings. In addition, if the Recipient's efforts to seek confidential treatment or other protective measures for such information are not successful, such party may only make such disclosure after (i) providing written notice of the same to the disclosing party and (ii) (***) the Disclosing Party to take measures to secure the confidential treatment of the information.

     20.4 Qwest may disclose the Software to its contractors who have a need to know for purposes of exercising rights related to this Agreement, provided that such contractors have agreed in writing to observe in substance the obligations of Qwest set forth in this Section.

     20.5 The obligations of confidentiality in this Section shall not apply to any information which a Party has in its possession when disclosed to it by the Disclosing Party, information which a Party independently develops, information which is or becomes known to the public other than by breach of this Agreement or information rightfully received by a Party from a third party without the obligation of confidentiality.

     20.6 A Party shall not use the other Party's name or logo or refer to the other Party directly or indirectly in any advertising, sales presentation to any other person, news release, release to any professional or trade publication or for any other similar purpose without the other Party's prior written approval, provided that (i) Supplier may use Qwest's name or logo, or both, in a list of Supplier's customers, if such use does not imply endorsement and (ii) Qwest may use Supplier's name or logo, or both, in a list of Qwest's suppliers.

21.  TERMINATION, SURVIVAL

     21.1 Bankruptcy. Either Party may terminate the Agreement if the other Party shall:

          (a) file a voluntary petition under any bankruptcy or insolvency law, or file a voluntary petition under the reorganization or arrangement provisions of any law of any jurisdiction, or have proceedings under any such laws instituted against it which are not terminated within (***) of such commencement; (b) become insolvent, bankrupt, or admit in writing of its inability to pay all debts as they mature or make a general assignment for the benefit of or enter into any composition or arrangement with creditors; (c) authorize, apply for, or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within (***) of such commencement.

     21.2 Intentionally Omitted.

     21.3 Purchase Commitments of Acquired Entities. If, during the Term of this Agreement, Qwest or any of its Affiliates acquire a controlling interest in or substantially all the assets of an entity ("Acquired Entity") that has an agreement with Supplier for products, services and/or software with remaining purchase commitments, Qwest may satisfy such purchase commitments under the original agreement between the Acquired Entity and Supplier or this Agreement provided that any amounts purchased by Qwest or its Affiliates that apply to the satisfaction of a purchase commitment in another agreement (***) the Commitment.

     21.4 Change of Control. If, during the Term of this Agreement, a "Change of Control" occurs with respect to either Qwest Communications International Inc. ("QCII") or Supplier, either Party shall have the right to terminate this Agreement or any part thereof upon (***) written notice, and Qwest (or any successor) shall have no further obligations under this Agreement except for (i) payment due for any Products retained by Qwest for which Supplier has not received payment; (ii) payment due for any Services completed by Supplier for which Supplier has not received payment and (iii) payment of the difference between the (***) (as such amount exists as of the date of termination) and the amount of payments received by Supplier. A "Change of Control", with respect to QCII or Supplier, shall occur if, following the consummation of any transaction (including two or more related transactions), (A) the persons who are shareholders of QCII or Supplier, as applicable, immediately prior to such transaction own less than (***) of the outstanding shares of common stock of QCII or Supplier, as applicable, following the transaction, or (B) the person who are members of the board of directors of QCII or Supplier, as applicable, immediately prior to such transaction constitute less than a majority of the board of directors of QCII or Supplier, as applicable, following the transaction.

     21.5 Termination for Cause. Until the satisfaction or termination of Qwest's obligations to purchase Products or Services under Section 2.2(a), prior to any Party's termination or suspension for cause, the Parties shall use the dispute resolution procedure set forth in
          Section 25. Qwest's obligations (if any) with respect to the Commitment shall be suspended until the completion of the dispute resolution procedure set forth in Section 25. After the satisfaction or termination of Qwest's obligations to purchase Products or Services under Section 2.2(a), either Party may terminate or suspend this Agreement upon material breach of this Agreement by the other after providing written notice to the other Party describing specific obligations the other Party has materially breached. Upon the breaching Party's receipt of the other Party's notice, the breaching Party shall have (***) to cure the breach. If the breaching Party is unable to cure such breach within such (***) period, the other Party may terminate or suspend this Agreement in whole or part; provided that any such termination shall (***).

     21.6 Survival. All provisions of this Agreement which by their nature must survive termination in order to achieve the fundamental purposes of this Agreement shall survive any termination of this Agreement, including the following Sections: 2 (Scope), 3 (Supplier Obligations), 9 (Payment Terms), 13 (Software), 15 (Infringement Warranty and Indemnity), 16 (Know-How and New Technology), 17 (Warranty), 18 (General Indemnity), 19 (Limitation of Liability), 20 (Confidentiality), 21 (Termination), 31 (Severability) and 33 (Choice of Law).

22.  FORCE MAJEURE

     22.1 Except to the extent of normal inclement weather, which shall be built into any schedule, neither Party will be liable for delays in performance or a failure to perform hereunder due to causes of acts of God, acts of any government, wars, riots, fires, floods, accidents, strikes, or embargoes. In the event of such delays, the schedules shall be extended for such additional period of time as is determined to be equitable by the Parties. With respect to labor difficulties, a Party shall not be obligated to accede to any demands being made by employees or other personnel.

          If any performance date for any Product or Service under this Agreement is postponed or extended pursuant to this Section for longer than (***), Qwest may, at its option, by written notice given during the postponement or extension, terminate Supplier right to render further performance for such affected Products or Services after the effective date of termination without liability for that termination.

23.  JOINT WORK PRODUCT

     The Parties, who have both been represented by legal counsel, have jointly participated in negotiating and drafting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the Parties and no presumption, inference or burden of proof shall arise favoring or disfavoring a Party by virtue of authorship of any or all of the Agreement provisions.

24.  ASSIGNMENT

     24.1 Subject to Section 13.9 ("Transfer Of License"), except as provided below, neither Party shall assign any of its rights nor delegate any of its obligations under this Agreement without the prior express written consent of the other Party. Any prohibited assignment or delegation shall be null and void.

     24.2 Qwest may assign this Agreement without prior approval to any company or Entity controlling, controlled by or under common Control of Qwest or its Affiliates which assignee is (***) to (***) obligations hereunder. In addition and notwithstanding the foregoing, Qwest may assign this Agreement without the approval of Supplier to any successor in interest resulting from a merger, acquisition, reorganization or transfer of all or substantially all of Qwest's business with or to a successor.

25.  DISPUTES

     25.1 The Parties shall work together and attempt to resolve by good faith and diligent negotiation any dispute, controversy or claim between them arising out of or relating to any contract document, or the breach, termination or invalidity thereof (a "Dispute"). The Parties shall work together in good faith to informally resolve the dispute internally by escalating it as necessary to progressively higher levels of management. Following such internal process, if the dispute has not been resolved within (***) after formal initiation of the dispute process, either Party may initiate arbitration as provided for below.

     25.2 Following the procedure discussed in Section 25.1 above, either Party may initiate binding arbitration proceedings to resolve any Dispute. Such arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") by (***). Within (***) of a notice of arbitration, each Party shall appoint (***). Once the (***) arbitrator has (***) appointment, the arbitrators shall be deemed a panel (hereinafter, the "Impanelment").

     25.3 The Federal Arbitration Act, 9 U.S.C. Secs. 1-16 shall govern the arbitrability of all Disputes. The arbitration proceedings shall be English and the place of arbitration shall be Denver, Colorado. The construction and interpretation of this Agreement shall be governed by the laws of the State of Colorado without reference to its conflicts of law rules, or rules of statutory arbitration. Arbitral awards under this Section 25 shall be final and binding, and shall be enforceable in any court having jurisdiction. The arbitration shall (***) of the date (***).

     25.4 (a) Nothing in this Section will prevent any Party from applying to any court of competent jurisdiction for preliminary or interim relief in a judicial proceeding if such relief from a court is necessary to preserve the status quo pending resolution or to prevent serious and irreparable injury to that Party pending resolution of the Dispute through arbitration, or to compel arbitration in accordance with this Section.

          (b) For purposes of this Section each Party consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Denver County in the State of Colorado.

          (c) The prevailing Party in an arbitration or litigation shall be entitled to recover from the other Party reasonable attorneys' fees and other costs of such arbitration.

          (d) The Parties agree to keep all disputes arising under this Agreement confidential, except as necessary in connection with a judicial challenge to or enforcement of an award or unless otherwise required by law or judicial decision. The arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets or other sensitive information. In the event of a conflict between this Section and Section 20.3, this Section shall control.

26.  RELATIONSHIP OF THE PARTIES

     26.1 The Parties are independent contractors. Nothing in this Agreement or in the activities contemplated by the Parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment or joint venture relationship between the Parties. Each Party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit of, or incur obligations or perform any acts or make any statements on behalf of, the other Party. Neither Party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other Party. Neither Party's Representatives shall be deemed Representatives of the other Party for any purpose.

     26.2 Supplier represents and warrants that Supplier qualifies as an independent contractor under the provisions of the Internal Revenue Code's common law rules enacted as part of Section 1706 of the 1986 Tax Reform Act, and as such Supplier is filing all required forms and necessary payments appropriate to Supplier's tax status. In the event Supplier's independent status is denied or changed and Supplier is declared to have "common law" status with respect to work performed for Qwest, Supplier agrees to indemnify, defend and hold Qwest and its Affiliates harmless from all costs, including legal fees, which Qwest may incur as a result of such change in status.

27.  AMENDMENT

     No changes, amendments or modifications of any of the terms or conditions of this Agreement shall be valid unless made by an instrument in writing signed by both Parties. Subject to Section 40, none of the terms or conditions of this Agreement shall be modified, amended or altered by or through a Purchase Order. Each Party shall designate by written notice to the other Party the individual who has the authority to amend this

     Agreement.


28.  COMPLIANCE WITH LAWS

     The Parties shall comply with all applicable federal, state and local laws, regulations and ordinances as they relate to this Agreement and the Software, including the regulations of the United States Government, the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunity and the rules and regulations issued pursuant thereto, which are incorporated in this Agreement by this reference as if set forth in full. Supplier and the Products shall comply with all rulings, orders and determinations by the Federal Communications Commission and any other governmental body relating to the provision of the Products or Services under the (***).

29.  CONSTRUCTION/HEADINGS/REPRESENTATION BY COUNSEL

     All Schedules and attachments, as supplemented and amended, to this Agreement or to be attached to this Agreement are made a part of it as if fully included in the text of this Agreement. References to any law, legislative act, rule or regulation shall mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation. All defined terms used in the Agreement shall have the same meanings ascribed to them when used in the Schedules, attachments and Purchase Orders, unless otherwise specified therein. The terms "including" or "includes" shall always be construed as meaning respectively "including, without limitation," or "includes, without limitation,". The title, captions and headings used in this Agreement are strictly for convenience of reference only and shall not be used in the interpretation, construction, amplification or limitation of any of the content of this Agreement. Whenever the singular is used herein, the same shall include the plural where appropriate, and when the plural is used herein, the same shall include the singular where appropriate. Each Party represents that it has received independent legal advice from attorneys of its own choice with respect to this Agreement and the advisability of entering into this Agreement. Each Party represents that it has carefully read and reviewed this Agreement and the contents are understood by such Party. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as of drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of any authorship of any provisions of this Agreement. Each Party waives any claim that this Agreement or any term thereof was the result of a mistake in law or in fact.

30.  NO WAIVER

     30.1 No delay, failure or waiver of either Party's exercise or partial exercise of any right or remedy under this Agreement shall operate to limit, impair, preclude, cancel, waive or otherwise affect such right or remedy.

     30.2 Except with respect to the Existing Products, the Parties release and waive any and all claims either Party had, has or may have against the other Party concerning or arising under the Existing Agreement or the events leading up to the execution of this Agreement, provided that the waiver by Qwest herein shall be null and void and of no force or effect if Supplier commences or has commenced against it a case or proceeding under Title 11 of the United States Code (the "Bankruptcy Code") within (***) period immediately following the Effective Date.

31.  SEVERABILITY

     If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

32.  COUNTERPARTS

     This Agreement may be executed by the Parties in one or more counterparts, and each of which when so executed shall be an original, but all such counterparts shall constitute one and the same instrument.

33.  CHOICE OF LAW

     This Agreement is entered into in and shall be governed by the internal laws and of the (***) without regard to the principles of choice of law thereof. The Products shall be deemed to be goods within the meaning of the Uniform Commercial Code. Each Party agrees to waive its right to a jury trial in any action commenced hereunder.

34.  REMEDIES

     The remedies under this Agreement shall be cumulative and not exclusive, and the election of one remedy shall not preclude pursuit of other remedies generally available under the governing law.

35.  IMMIGRATION REFORM AND CONTROL ACT

     Supplier warrants, represents, covenants and agrees that it will not assign to perform any efforts under this Agreement any individual who is an unauthorized alien under the Immigration Reform and Control Act of 1986 or its implementing regulations. Supplier shall indemnify and hold harmless Qwest, its parent, subsidiaries and affiliated companies from and against any and all liabilities, damages, losses, claims or expenses (including attorneys' fees) arising out of any breach by Supplier of this section. In the event any Supplier Personnel or contractor working under this Agreement, or other individuals providing work to Qwest on behalf of Supplier under this Agreement, are discovered to be unauthorized aliens, Supplier will immediately remove such individuals from performing work and replace such individuals with individuals who are not unauthorized aliens.

36.  IMPORT/EXPORT

     The Parties hereby represent and warrant that no commodities or technical data (including computer software) or other technology agreed to be sold or otherwise transferred under this Agreement will be knowingly sold, leased, delivered, transferred or conveyed to any person in any country except in strict compliance with all export and import laws, regulations, executive orders or decrees of the United States Government or any agencies thereof and the government of any other country (or any agencies thereof) with jurisdiction over such transaction. Qwest shall, solely at its own expense, obtain all required export and import licenses, permits, approval, certificates and verifications before shipment of any Products.

37.  PUBLICITY

     Neither Party shall, without the prior written approval of the other Party, publicly disclose in any press release, filing (including any SEC filing), brochure or document any information pertaining to this Agreement, provided that in the event of a conflict between this Section and (***) shall control.

38.  NOTICES

     38.1 In addition to those instances identified throughout this Agreement that require notices to particular individuals via particular means for particular purposes, all notices, requests, demands, or consents required or permitted hereunder, other than routine operational communication, shall be in writing and shall be delivered, sent by facsimile transmission or overnight courier, or sent by certified or registered mail to the respective Party at the addresses set forth below or at such other address as shall have been given to the other Party in writing for the purposes of this Section and Agreement. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery of confirmed facsimile or electronic transmission; (ii) three (3) postal delivery days after the date of mailing by certified or registered mail, return receipt requested, postage prepaid; (iii) one (1) business day after dispatch via an express courier with a reliable system for tracking delivery;
          (iv) actual delivery by hand.

          (a)  If to Supplier:

          Tellium, Inc.
          2 Crescent Place
          Oceanport, NJ 07757
          Attn: (***), Vice President (***)

          (b)  If to Qwest:

          Qwest Communications Corporation
          555 17th Street
          Denver, Colorado 80202

          Attention: Vice President, Procurement

          With a copy to:

          Qwest Communications Corporation
          1801 California Street
          Denver, Colorado 80202

          Attention: General Counsel

     38.2 A Party may from time to time change its address for notification purposes by giving the other Party prior written notice of the new address and the date upon which it will become effective, in accordance with the manner set forth in this Section.

39.  INSURANCE REQUIREMENTS

     39.1 During the Term, Supplier and any of its subcontractors shall maintain insurance of the kinds and in the amounts specified below with insurers of recognized responsibility, whose policies are valid in the states where the work is being performed.

     39.2 In accordance with the above, Supplier and any subcontractors shall maintain the following insurance coverages:

          (a)  Comprehensive general liability insurance.

          Commercial general liability insurance with a combined single limit for bodily injury and property damage of (***) each occurrence and General and Products Liability aggregates of (***) each, covering all operations and/or work performed under this Agreement.

          (b)  Business automobile liability insurance.

          Business automobile liability with a combined single limit for bodily injury and property damage of (***) each occurrence to include coverage for all owned, non-owned, and hired vehicles.

          (c)  Worker's compensation and employers' liability insurance.

          Worker's compensation insurance complying with the law of the State or States of operation, whether or not such coverage is required by law, and employer's liability insurance with limits of (***) each employee and (***) disease policy limit.

     39.3 Certificates of such insurance shall be submitted to Qwest naming Qwest as an additional insured prior to the start of any work associated with this Agreement. These certificates shall provide that there will be no termination or non-renewal of such coverage without thirty (30) days prior written notice to Qwest, in which case Supplier shall still maintain insurance and which may require certificate, and in no case where this Agreement is still in effect.

     39.4 Supplier shall require each subcontractor to provide and maintain at all times during the term of this Agreement insurance equivalent to that which is required of Supplier. Any subcontractor and any subcontractors' carriers shall waive all right to recovery against Qwest for any injuries to persons or damage to property in the execution of work performed under this Agreement, exclusive of such liability resulting from Qwest's negligence or intentional misconduct and within the limits of any applicable laws.

     39.5 Should Supplier at any time neglect or refuse to provide the insurance required, or should such insurance be canceled or non-renewed, Qwest shall have the right to purchase such insurance, and the cost shall be billed to Supplier. In addition, should Supplier at any time neglect or refuse to pay the necessary premium, Qwest shall have the right to deduct this amount from monies due Supplier.

40.  ORDER OF PRECEDENCE

     In the event of an inconsistency between the terms and conditions of the Agreement and the Schedules attached hereto, the Agreement shall control. Unless expressly stated otherwise therein, in the event of an inconsistency between the terms and conditions of this Agreement (including its Schedules) and a Purchase Order, this Agreement shall control.

41.  ENTIRE AGREEMENT

     41.1 This Agreement embodies the final, full and exclusive statement of the business relationship between Qwest and Supplier except for the (a) Warrants certificates as follows: "A" Warrants to purchase 1,000,000 shares of Tellium Common Stock, dated as of September 18, 2000; "B" Warrants to purchase 1,000,000 shares of Tellium Common Stock, dated as of September 18, 2000; and "C" Warrants to purchase 750,000 shares of Tellium Common Stock, dated as of April 10, 2001; (b) Warrant Purchase Agreement, dated as of September 18, 2000; (c) Supplemental Stockholders' Agreement, dated as of September 18, 2000; (d) Supplemental Stockholders' Agreement, dated as of April 10, 2001; and (e) Agreement of Termination and Cancellation of "B" Warrants and "C" Warrants dated as of December 14, 2001. Neither Party shall be bound by or liable to the other Party for any representation, promise or inducement made by any agent or person in their employ relating to subject matter which is not set forth in this Agreement. This Agreement amends, restates and replaces, in its entirety, the Existing Agreement.

     41.2 Subject to Section 40, the preprinted terms and conditions on all forms and other purported agreements exchanged between the Parties software shrink wrap licenses and invoices, shall be null and void unless otherwise agreed to both Parties in a signed agreement.

                             Signature Page Follows

                                 Signature Page

IN WITNESS WHEREOF, the Parties hereto have caused this Amended and Restated Procurement Agreement to be duly executed as of the Effective Date, such Parties acting by their officers, being thereunto duly authorized.


Tellium, Inc.                              Qwest Communications Corporation

By: /s/                                    By: /s/
   -----------------------------               ----------------------------

Title:                                     Title:
       -------------------------                  -------------------------

Date:                                      Date:
      --------------------------                 --------------------------

                                      -42-